UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2005

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	42-0823980
(State of Incorporation)	(I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Definitive Agreement.

On June 3, 2005, Lee Enterprises, Incorporated (“Lee Enterprises”) entered into a credit agreement (the “Credit Agreement”) with a syndicate of financial institutions, including Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc. and SunTrust Capital Markets, Inc., as joint lead arrangers, Deutsche Bank Securities Inc., as book running manager, SunTrust Bank, as syndication agent, and Bank of America, N.A., The Bank of New York and The Bank of Tokyo-Mitsubishi, Ltd, Chicago Branch, as co-documentation agents.

The Credit Agreement provides for aggregate borrowings of up to $1.55 billion and consists of a seven-year $800 million A Term Loan facility, an eight-year $300 million B Term Loan facility and a seven-year $450 million revolving credit facility. Also, the Credit Agreement provides Lee Enterprises with a right, with the consent of the administrative agent, to request at certain times prior to June 3, 2012, that one or more lenders (and/or one or more eligible transferee lenders) provide incremental term loan commitments of up to $500 million, subject to certain requirements being satisfied at the time of the request. The A Term Loan and the B Term Loan must be used to provide the proceeds required to consummate the merger with Pulitzer Inc. (“Pulitzer”), to repay certain existing indebtedness of Lee Enterprises, as discussed more fully below, and to pay related fees and expenses.

On June 3, 2005, upon entering into the Credit Agreement, Lee Enterprises borrowed $1.10 billion under the A Term Loan and B Term Loan facilities, and $362 million under the revolving credit facility. On June 6, 2005, an additional $20 million was borrowed under the revolving credit facility.

In connection with the execution of the Credit Agreement, Lee Enterprises redeemed as of June 3, 2005 (a) all of the outstanding indebtedness under its then existing credit agreement, dated as of March 28, 2002, among Lee Enterprises, Bank of America, N.A., as agent, and other lenders party thereto, and, as of June 6, 2005 (b) the existing Lee Enterprises senior notes under the Note Purchase Agreement, dated as of March 18, 1998, among Lee Enterprises and the purchasers party thereto.

The Credit Agreement is fully and unconditionally guaranteed on a joint and several basis, as primary obligors and not merely as sureties, by substantially all of Lee Enterprises’ existing and future, direct and indirect subsidiaries in which Lee Enterprises holds a direct or indirect interest of more than 50%; provided however, that Pulitzer and its subsidiaries will not be required to enter into such guaranty for so long as their doing so would violate the terms of Pulitzer’s and its subsidiaries’ Note Agreement dated as of May 1, 2000 by and among St. Louis Post-Dispatch and a group of institutional lenders led by Prudential Capital Group, a division of the Prudential Insurance Company of America, with existing indebtedness of $306 million outstanding, payable on April 28, 2009 (the “Pulitzer Notes”). The Credit Agreement is secured by first priority security interests in the stock and other equity interests owned by Lee Enterprises and each guarantor in their respective subsidiaries or limited liability companies. Both the guaranties and the collateral that secures them will be released in their entirety at such time as Lee Enterprises achieves a specified total leverage ratio for two consecutive test periods (each testing period consisting of a rolling four fiscal quarters). All indebtedness of Lee Enterprises and its direct and indirect subsidiaries (other than Pulitzer and its subsidiaries) is further subordinated to the indebtedness of Lee Enterprises and each subsidiary guarantor under the Credit Agreement.

Borrowings under the A Term Loan, B Term Loan and revolving credit facility will generally bear interest, at Lee Enterprises’ option, at either prime or an adjusted Eurodollar rate, plus a margin.

The base rate for the facility is the greater of the prime lending rate of Deutsche Bank Trust Company Americas at such time and 1/2 of 1% in excess of the overnight federal funds rate at such time.

The margin applicable to each of the loans is a percentage determined according to the following: For revolving loans and A Term Loans, (1) maintained as base rate loans, 0.00% to 0.50%, depending upon Lee Enterprises’ leverage ratio at such time, and (2) maintained as Eurodollar loans, 0.625% to 1.50%, depending upon Lee Enterprises’ leverage ratio at such time. For B Term Loans, the applicable margin for such loans maintained as base rate loans is 0.75% and for Eurodollar loans is 1.75%.

Lee Enterprises is permitted to voluntarily prepay principal amounts outstanding or reduce commitments under the Credit Agreement at any time, in whole or in part, without premium or penalty (except customary Eurodollar breakage costs, if any), upon the giving of proper notice to the administrative agent and subject to certain limitations as to minimum amounts of prepayments. Lee Enterprises is required to repay principal amounts, on a quarterly basis until maturity, under the A Term Loan beginning on or about September 30, 2006 and the B Term Loan on or about September 30, 2005.

In addition to the scheduled payments noted above, Lee Enterprises is required to make mandatory prepayments under the A Term Loan and B Term Loan, subject to certain exceptions, in the amount of (a) 100% of the net cash proceeds of certain equity offerings and capital contributions up to the first $300 million of net cash proceeds, (b) 100% of the cash proceeds from the issuance or incurrence of indebtedness, (c) 100% of the sale proceeds of certain asset dispositions, unless reinvested in the business or assets of the business within 360 days of an asset sale, (d) up to 50% of its excess cash flow, as defined, based on its total leverage ratio, and (e) 100% of the net cash proceeds from an insurance or condemnation recovery in excess of $500,000, unless, so long as no default or event of default then exists, Lee Enterprises or its subsidiaries elect to reinvest the proceeds within 360 days of receipt. Any amount required to be paid as a mandatory prepayment under (b), (c), (d) or (e) above must be applied to repay the outstanding principal balance of the A Term Loan and B Term Loan on a pro rata basis. Any amount required to be paid as a mandatory prepayment under (a) above must be first applied to repay the outstanding principal balance of the B Term Loan and any excess shall be applied generally to repay any other outstanding term loans on a pro rata basis.

The Credit Agreement contains customary and appropriate affirmative and negative covenants for financings of its type that are subject to customary exceptions. These financial covenants include, without limitation:

•	A maximum leverage ratio of between 4.50:1.00 and 6.25:1.00; and

•	A minimum interest coverage ratio of 2.50:1.00.

Other covenants will, among other things, limit Lee Enterprises’ ability to:

•	incur liens or other encumbrances;

•	wind up, liquidate or dissolve its affairs, enter into any partnership, joint venture, merger or consolidation, convey, sell, lease or dispose of asset, enter into any sale-leaseback transactions or purchase or otherwise acquire any part of the property or assets of any person;

•	authorize or declare dividends;

•	create, contract, incur, assume or suffer additional indebtedness;

•	make advances or lend money or credit to any person, purchase or acquire stock, obligations or securities of any person or make any capital contributions to any person;

•	engage in certain transactions with affiliates;

•	make capital expenditures;

•	amend, modify, change or waive any term or provision of any acquisition document, certificate or articles of incorporation (or the equivalent organizational documents), tax sharing agreement or other certain material agreements;

•	create, cause or suffer to exist or become effective any encumbrance or restriction on a subsidiary;

•	issue any preferred equity, redeemable common stock or other equity interest other than qualified preferred stock;

•	engage directly or indirectly in any business other than its business and that of its subsidiaries on June 3, 2005 (and reasonable extensions and related or complimentary businesses); and

•	create, establish or acquire any subsidiary.

None of the covenants included in the Credit Agreement are considered by Lee Enterprises to be restrictive to normal operations or historical amounts of stockholder dividends. The Credit Agreement contains customary events of default (subject to negotiated cure periods) including, but not limited to:

•	failure to make payments when due under the Credit Agreement;

•	breach of representations and warranties;

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•	default in due performance or observation of any term, covenant or agreement;

•	default under any material agreements or instruments of indebtedness;

•	bankruptcy or insolvency events;

•	failure to comply with the Employee Retirement Income Security Act of 1974 or ERISA;

•	failure of any pledge agreement, subsidiaries guaranty or intercompany subordination agreement supporting the Credit Agreement to be in full force and effect;

•	judgments in excess of specified amounts; and

•	a change of control.

The foregoing descriptions of the Credit Agreement are qualified in their entirety by the Credit Agreement, which is included as an exhibit to this current report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Under the Agreement and Plan of Merger, dated as of January 29, 2005 (the “Merger Agreement”), by and among Lee Enterprises, LP Acquisition Corp. (“Purchaser”) and Pulitzer, Purchaser merged with and into Pulitzer on June 3, 2005 (the “Merger”), with Pulitzer as the surviving corporation. Pulitzer became a wholly-owned subsidiary of Lee Publications, Inc., a wholly-owned subsidiary of Lee Enterprises. The closing of the Merger followed a vote of Pulitzer stockholders approving the Merger Agreement. Under the Merger Agreement, Pulitzer shareholders have the right to receive $64.00 in cash for each share of Pulitzer Common Stock or Class B Common Stock they own. The total Merger consideration is valued at approximately $1.46 billion, which includes the assumption of the Pulitzer Notes.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lee Enterprises has elected Terrance C. Z. Egger as a Vice President-Publishing of Lee Enterprises effective June 3, 2005. He will continue to be Publisher of the St. Louis Post-Dispatch and oversee all St. Louis operations, which include STLtoday.com, STL Distribution LLC and Suburban Journals, a network of 36 weekly newspapers and specialty publications. As with all of Lee Enterprises’ elected officers, he will serve in such capacity until the next annual meeting of its Board of Directors, when the Board considers election of officers, or until his successor has been duly elected and qualified. A copy of the news release announcing Mr. Egger’s appointment is attached as Exhibit 99.1.

Prior to Lee Enterprises’ acquisition of Pulitzer, Mr. Egger, 47, served as Senior Vice-President of Pulitzer since July 2002. Mr. Egger served as Vice-President of Pulitzer from February 1999 until July 2002, and served as a Vice-President of the predecessor to Pulitzer from March 1996 until March 1999. Mr. Egger has served as Publisher of the St. Louis Post-Dispatch since July 1999.

Item 8.01 Other Events.

On June 3, 2005, Lee Enterprises issued a news release announcing that it has completed its acquisition of Pulitzer. A copy of this news release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

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(b) Pro Forma Financial Information.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

(c) Exhibits.

10.1	Credit Agreement, dated June 3, 2005, by and among Lee Enterprises, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities Inc. and SunTrust Capital Markets, Inc., as Joint Lead Arrangers, Deutsche Bank Securities Inc., as Book Running Manager, SunTrust Bank, as Syndication Agent and Bank of America, N.A., The Bank of New York and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as Co-Documentation Agents.

99.1	News Release of Lee Enterprises, Incorporated dated June 3, 2005 announcing the election of Terrance C. Z. Egger as Vice President-Publishing.

99.2	News Release of Lee Enterprises, Incorporated dated June 3, 2005 announcing the completion of the acquisition of Pulitzer Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: June 8, 2005	/s/ Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer, and Treasurer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated June 3, 2005, by and among Lee Enterprises, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities Inc. and SunTrust Capital Markets, Inc., as Joint Lead Arrangers, Deutsche Bank Securities Inc., as Book Running Manager, SunTrust Bank, as Syndication Agent and Bank of America, N.A., and The Bank of New York and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as Co-Documentation Agents.

99.1	News Release of Lee Enterprises, Incorporated dated June 3, 2005 announcing the election of Terrance C. Z. Egger as Vice President-Publishing.

99.2	News Release of Lee Enterprises, Incorporated dated June 3, 2005 announcing the completion of the acquisition of Pulitzer Inc.

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